UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Spirit Airlines, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 10, 2022

This proxy statement supplement (this “Supplement”), dated May 2, 2022, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Spirit Airlines, Inc. (the “Company”) dated March 30, 2022 and made available to stockholders in connection with the Annual Meeting of Stockholders to be held on May 10, 2022 (the “Annual Meeting”). Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS

SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The first bullet under the heading “Compensation Analysis & Discussion—2021 Company Performance Highlights” is hereby amended and restated in its entirety as follows:

•

Generated a net loss of $472.6 million, compared to a net loss of $428.7 million in 2020. The Company’s Adjusted Net Loss was $440.6 million, compared to an Adjusted Net Loss of $719.6 million in 2020.

In addition, the Company supplements the Proxy Statement with the following information:

Non-GAAP Financial Measures

The Company evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including Adjusted Net Loss. This non-GAAP financial measure is provided as supplemental information to the financial information that is calculated and presented in accordance with GAAP and this non-GAAP financial measures is presented because management believes that it supplements or enhances management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitates comparisons among current, past and future periods.

Because Adjusted Net Loss is not calculated in accordance with GAAP, it should not be considered superior to and is not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the Proxy Statement and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in the method of calculation and in the items being adjusted. We encourage investors to review our financial statements and other filings with the Securities and Exchange Commission in their entirety and not to rely on any single financial measure.

The information below provides an explanation of certain adjustments reflected in the non-GAAP financial measure and shows a reconciliation of Adjusted Net Loss to Net loss, the most directly comparable GAAP financial measure. Within the financial table presented, certain columns and rows may not add due to the use of rounded numbers.

The Company believes that adjusting for special charges (credits), gains and losses on disposal of assets, costs associated with accelerated asset retirements, benefits associated with

Federal excise tax recovery efforts, non-operating special items including losses on debt extinguishment, and discrete tax benefits associated with the CARES Act is useful to investors because these items are not indicative of the Company’s ongoing performance and the adjustments are similar to those made by our peers and allow for enhanced comparability to other airlines. In prior periods, we excluded supplemental rent adjustments related to the modification of aircraft or engine leases from our non-GAAP measures. However, we no longer exclude supplemental rent adjustments and, as such, 2021 and 2020 non-GAAP measures have been revised to reflect this change and no longer exclude previously reported supplemental rent adjustments.

	Year Ended December 31,
(in thousands, except per-share data)	2021	2020
Net income (loss), as reported	$(472,569)	$(428,700)
Add: Provision (benefit) for income taxes	(47,751)	(191,484)

Income (loss) before income taxes, as reported	$(520,320)	$(620,184)

Operating special items:
Accelerated depreciation (1)	3,542	—
Federal excise tax recovery (2)	(2,197)	(3,068)
Loss on disposal of assets (3)	3,320	2,264
Operating special charges (credits) (4)	(377,715)	(302,761)

Total operating special items	$(373,050)	$(303,565)
Non-operating special items:
Loss on extinguishment of debt (5)	331,630	—

Total non-operating special items	$331,630	$—
Add: Total special items	(41,420)	(303,565)

Adj. Income (loss) before income taxes, non-GAAP (6)	(561,740)	(923,749)
Add: Adj. total other (income) expense (7)	131,816	112,422

Adj. Operating income (loss), non-GAAP (8)	(429,924)	(811,327)
Provision (benefit) for income taxes (9)	(121,136)	(204,141)

Adj. Net income (loss), non-GAAP	$(440,604)	$(719,608)

(1)	Includes amounts related to the accelerated depreciation on current aircraft seats related to the retrofit of 36 aircraft with new Acro6 seats.
(2)	Includes amounts related to out-of-period interrupted trip expense credits recognized in connection with Federal Excise Tax recovery.
(3)

2021 includes amounts related to the loss on five aircraft sale-leaseback transactions completed during 2021 and the sale of auxiliary power units. 2020 includes amounts related to the write-off of certain unrecoverable costs previously capitalized with a project to upgrade the Company’s enterprise accounting software which was subsequently suspended, and to the disposal of excess and obsolete inventory.

(4)

2021 includes amounts related to the grant component of the PSP2 and PSP3 agreements with the Treasury and to the CARES Act Employee Retention Credit; partially offset by amounts recorded in connection with the rehire of Team Members previously terminated under the Company’s involuntary employee separation program but which were rehired in compliance with the restrictions mandated by the Company’s participation in the PSP2 and PSP3 programs. Special credits for 2020 includes amounts related to the grant component of the PSP with the Treasury and to the CARES Act Employee Retention Credit; partially offset by amounts related to the Company’s voluntary and involuntary employee separation programs.

(5)

Includes amounts primarily related to the premiums paid to early extinguish a portion of the Company’s 2025 Convertible Notes and the 8.00% Senior Secured Notes. In addition, it includes the write-off of related deferred financing costs and original issuance discount.

(6)	Excludes operating and non-operating special items.
(7)	2021 amounts exclude $331.6 million of Loss on extinguishment of debt recorded in second quarter 2021.
(8)	Excludes operating special items.
(9)

The Company determined the Adjusted Provision (Benefit) for Income Taxes by calculating our estimated annual effective tax rate on adjusted pre-tax income and applying it to Adjusted Income (Loss) Before Income Taxes, before giving effect to discrete items. THe adjustment related to GAAP to Non-GAAP tax rate differences reflects CARES Act tax loss carryback discrete items in the periods.

Other than as specified above, no items presented in the Proxy Statement are affected by this Supplement, and you should carefully review the Proxy Statement prior to voting your shares.

By order of our Board of Directors,

/s/ Thomas Canfield
Thomas Canfield
Secretary
May 2, 2022